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                                                                    Exhibit 23.4

               [LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL]


                                January 9, 1998






Infodata Systems Inc.
12150 Monument Drive
Fairfax, Virginia  22033

Re:      Infodata Systems Inc.
         Registration Statement on Form SB-2

Ladies and Gentlemen::

                  We have acted as counsel to Infodata Systems Inc., a Virginia corporation (the "Company"), in connection with the preparation and filing of the above-captioned Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering 1,000,000 shares of common stock, par value $.03 per share, of the Company (the "Shares"), including up to 150,000 shares of common stock to be sold upon exercise of an over-allotment option granted by the Company to Southeast Research Partners, Inc. and GKN Securities Corp. (the "Underwriters").

                  As such counsel, we consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving such consent we do not thereby concede that we are



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KRAMER, LEVIN, NAFTALIS & FRANKEL

Infodata Systems Inc.
January 5, 1998
Page 2



within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                 Very truly yours,


                                 /s/ Kramer, Levin, Naftalis,
                                       & Frankel